News ONEOK Schedules 2024 Annual Meeting of Shareholders; Sets Record Date TULSA, Okla. – Feb. 29, 2024 – ONEOK, Inc. (NYSE: OKE) will hold its 2024 annual meeting of shareholders at 9 a.m. Central Daylight Time (CDT) on May 22, 2024, as a virtual meeting only. The meeting will be accessible through a live webcast. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 25, 2024. What: ONEOK, Inc. 2024 Annual Meeting of Shareholders When: 9 a.m. CDT, May 22, 2024 Where: Virtual meeting only. A live webcast of the meeting will be available. How: Registration will open on April 3, 2024. Visit www.oneok.com for more information. Enter the control number from the proxy card at the time of registration. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### February 29, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1